                                                                 EXHIBIT 10.4.25

                               SECURITY AGREEMENT
                               ------------------

         This agreement is made April 16, 1998, at Columbus, Ohio, between Neoprobe Corporation, a Delaware corporation ("Debtor"), whose address is 425 Metro Place South, Suite 400, Dublin, Ohio 43017-1367, and Bank One, NA, a national banking association ("Secured Party"), whose address is 100 East Broad Street, 7th Floor, Columbus, Ohio 43271-0170, who hereby agree as follows:

         Section 1. Grant of Security Interest. Debtor grants to Secured Party a security interest in all of Debtor's inventory and accounts receivable whether now owned or hereafter acquired, and wherever located, including all payments thereon and proceeds thereof and including all rights to payments under any insurance or any warranty, guaranty, or indemnity payable with respect to any of the foregoing (collectively, the "Collateral").

         Section 2. Obligations Secured. This agreement is being made in connection with the Loan Agreement dated this same date between Debtor and Secured Party (the "Loan Agreement") and shall secure all obligations of Debtor to Secured Party, including without limitation all obligations arising under:
(a) the $3,000,000 Variable Rate Cognovit Promissory Note dated the same date as this agreement from Debtor to Secured Party (the "Note"); and (b) all of Debtor's obligations under the other Loan Documents (as defined in the Loan Agreement), whether or not any such obligations are now or hereafter evidenced by promissory notes or other documents and irrespective of any guarantees or other security now or hereafter given for any such obligations (collectively, the "Obligations").

         Section 3. Insurance. Debtor shall carry fire and extended coverage insurance upon the Collateral, as applicable, covering its full replacement value and naming Secured Party as an insured party therein and, promptly upon request of Secured Party, shall furnish Secured Party with copies of the insurance policies and certificates evidencing such insurance in force with 30-day noncancellation or termination provisions. If Debtor fails to provide any such insurance or certificate or to pay any premiums on such insurance, Secured Party may obtain and maintain such insurance and pay the premiums thereon, and any amount paid by Secured Party shall be an additional obligation of Debtor secured under this agreement. Secured Party is hereby appointed attorney-in-fact to endorse any draft or check which may be payable to Debtor in order to collect any proceeds of such insurance, which amount shall be applied by Secured Party to any amount then owing by Debtor to Secured Party, and the balance, if any, shall be paid to Debtor.

         Section 4. Warranties. Debtor warrants that: (a) Debtor owns all Collateral free and clear of all leases, security interests, liens, encumbrances, charges, liabilities, or claims of any nature, except (i) claims of RELA, Inc. (the "Manufacturer") related directly to Debtor's inventory which was manufactured by the Manufacturer and with respect to which the Debtor has an unsatisfied obligation of payment to the Manufacturer, and (ii) the security interest created by this agreement; (b) no financing statements covering all or any part of the Collateral are on file with the Secretary of State of either Ohio or Colorado, the recorder of any county in any such state, or any other recording office; and (c) this agreement creates a valid first-priority security interest in the Collateral, securing the payment of the Obligations, and all filings or other actions necessary or desirable to perfect and protect such security interest have been duly made or taken or shall be duly made or taken immediately upon execution of this agreement.

         Section 5. Location of Office and Collateral. Debtor warrants that: (a) Debtor's principal office and principal place of business are located at the address specified at the beginning of this agreement (the "Office"); (b) the Collateral is and will be kept at any or all of the addresses set forth on the list of locations attached hereto as Exhibit A (the "Locations") and hereby incorporated herein by reference; and (c) neither the location of Debtor's principal office and place of business nor the location of the Collateral will be changed without written notice to Secured Party not less than 15 days prior to any such change.

         Section 6. Use of Collateral. Except in connection with the sale of the Finished Instrument Inventory (as defined in the Loan Agreement) by Debtor in the ordinary course of its business, Debtor shall not sell, assign, pledge, or otherwise transfer or encumber any Collateral and shall not change the location of any Collateral without the prior written consent of Secured Party, which consent shall not be unreasonably withheld. No Collateral shall be attached to real estate by Debtor without the prior written consent of Secured Party.

         Section 7. Financing Statements. Debtor hereby irrevocably authorizes Secured Party or Secured Party's designees to execute on behalf of Debtor such one or more financing statements, continuation statements, or amendments thereto, and such other instruments or notices as Secured Party may consider necessary or desirable to perfect, protect, or preserve the security interest granted or purported to be granted by this agreement.

         Section 8. Execution of Documents. Debtor shall execute any documents and take any other actions requested by Secured Party from time to time to perfect or protect the security interest granted or purported to be granted by this agreement or to enable Secured Party to exercise or enforce its rights or remedies under this agreement.

         Section 9. Default. If Debtor fails to make any payment when due to Secured Party under the Note, is in default under the Loan Agreement or any of the other Loan Documents, or fails fully to perform any other of the Obligations (any of the foregoing of which shall be deemed an "Event of Default"), then and in such an event: (a) all amounts owing to Secured Party by Debtor under the Note shall become immediately due and payable without notice; and (b) Secured Party may exercise, with respect to the Collateral, all rights and remedies of a secured party upon default under the Uniform Commercial Code as adopted and set forth in applicable state law and all other rights and remedies under this agreement or otherwise available to Secured Party. In any action or proceeding to enforce its rights or remedies under this agreement, Secured Party shall be entitled forthwith to immediate exclusive possession and control of the Collateral and to receive directly all payments due or otherwise being made on any of the Collateral, and, upon ex parte application by Secured Party to any court of competent jurisdiction without notice to Debtor, shall be entitled to an order giving such immediate exclusive possession and control to Secured Party or, if Secured Party so elects, to an order appointing a receiver for the Collateral and without any requirement of bond or other security and without any showing that immediate or irreparable injury, loss, or damage will result if such an order is not issued by that court. For purposes of this agreement, notice to Debtor prior to the date of public sale of any Collateral or five days prior to the date after which private sale or other disposition of any Collateral will be made shall constitute reasonable notice of any such sale.

         Section 10. Notices. All notices and other communications under this agreement to be made to either Secured Party or Debtor shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed electronically), or mailed by registered or certified mail (return receipt requested) or sent by Federal Express, UPS, or other nationally recognized overnight delivery service for overnight delivery to that party at the address for that party (or at such other address for such party as such party shall have specified in notice to the other party):

         (a)      If to Secured Party:

                  Bank One, NA
                  100 East Broad Street, Seventh Floor
                  Columbus, Ohio 43271-0170
                  Attention:  David T. Clark
                  Telecopy No. (614) 248-5518

                  With a copy to (which shall be sent by Secured Party):

                  Baker & Hostetler LLP
                  65 East State Street, Suite 2100
                  Columbus, Ohio 43215
                  Attention:  William B. Shearer, Esq.
                  Telecopy No. (614) 462-2616

         (b)      If to Debtor:

                  Neoprobe Corporation
                  425 Metro Place South
                  Suite 400
                  Dublin, Ohio 43017-1367
                  Attention:  John Schroepfer
                  Telecopy No. (614) 793-7520

         Section 11. Governing Law. All questions concerning the validity or meaning of this agreement or relating to the rights and obligations of the parties with respect to performance under this agreement shall be construed and resolved under the laws of Ohio.

         Section 12. Severability. The intention of the parties to this agreement is to comply fully with all laws and public policies, and this agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines it is impossible to construe any provision of this agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this agreement, which shall remain in full force and effect.

         Section 13. Venue. The parties to this agreement hereby designate the Court of Common Pleas of Franklin County, Ohio, as a court of proper jurisdiction and exclusive venue for any actions or proceedings relating to this agreement; hereby irrevocably consent to such designation, jurisdiction, and venue; and hereby waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceeding initiated in the Court of Common Pleas of Franklin County, Ohio.

         Section 14. Nonwaiver. No failure by either party to insist upon compliance with any term of this agreement or to exercise any option, enforce any right, or seek any remedy upon any default of either party shall affect or constitute a waiver of the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this agreement affect, or constitute a waiver of, either party's right to demand strict compliance with the provisions of this agreement.

         Section 15. No Third Party Benefit. This agreement is intended for the exclusive benefit of the parties to this agreement and their respective successors and assigns, and nothing contained in this agreement shall be construed as creating any rights or benefits in or to any third party.

         Section 16. Complete Agreement. This agreement (including any exhibits and any documents incorporated into this agreement by reference) contains the entire agreement among the parties and supersedes any prior agreements, negotiations, representations, or discussions among them with respect to the subject matter of this agreement. No additions or other changes to this agreement shall be binding upon either party unless made in writing and signed by both parties.

         Section 17. Counterparts. This agreement may be executed in multiple counterparts, and all such executed counterparts shall constitute one original agreement, binding on all of the parties, whether or not both of the parties have executed the same counterparts and whether or not the signature pages from different counterparts have been combined, and the signature of any party to any counterpart shall be deemed to be that party's signature to any other counterpart and may be appended to any other counterpart.

         Section 18. Captions. The captions of the various sections of this agreement are not part of the context of this agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this agreement.

         Section 19. Survival. All agreements, obligations, warranties, and representations under this agreement shall survive any modifications made by either party to this agreement.

         Section 20. Genders and Numbers. When permitted by the context, each pronoun used in this agreement includes the same pronoun in other genders or numbers and each noun used in this agreement includes the same noun in other numbers.

         Section 21. Successors. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of each party to this agreement.

         Section 22. Cumulative Effect. This agreement is intended as additional security to Secured Party and does not supersede, waive, or otherwise affect any other security interests, guarantees, or other agreements between Secured Party and Debtor.


 NEOPROBE CORPORATION                         BANK ONE, NA



By: /s/ John Schroepfer                       By: /s/ David T. Clark
    ---------------------------                   ------------------------------
                                                  David T. Clark, Vice President
Print Name:  John Schroepfer
             ------------------

Its:  Vice President Finance and Administration
      -----------------------------------------

                                    EXHIBIT A


                                List of Locations
                                -----------------


 1.   Neoprobe Corporation (Headquarters)
      435 Metro Place North, Suite 300
      Dublin, Ohio  43017-1367

2.    Warehouse owned by Longbow IV, Ltd.
      4710 Table Mesa Drive, Suite A
      Boulder, Colorado  80301

3.    Warehouse owned by TC Longmont Warehouse Ltd.
      Tamarac Plaza Two
      7535 East Hampden Avenue, Suite 650
      Denver, Colorado  80231